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As filed with the Securities and Exchange Commission on December 6, 2010

Registration No. 333-166789

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ON FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARTHROCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	94-3180312 (I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100
Austin, TX 78735
(512) 391-3900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David Fitzgerald
President and Chief Executive Officer
ArthroCare Corporation
7500 Rialto Blvd., Building Two, Suite 100
Austin, TX 78735
(512) 391-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Michael W. Hall Joel H. Trotter Latham & Watkins LLP 555 Eleventh Street, NW Washington, DC 20004-1304 (202) 637-2200	Todd Newton Senior Vice President and Chief Financial Officer ArthroCare Corporation 7500 Rialto Blvd., Building Two, Suite 100 Austin, TX 78735 (512) 391-3900

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

          If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(c) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(c), may determine.

 EXPLANATORY NOTE

        On May 13, 2010, ArthroCare Corporation (the "Company") filed a registration statement with the Securities and Exchange Commission (the "Commission") on Form S-1 (Registration No. 333-166789) (the "Registration Statement" or the "Form S-1"). The Registration Statement was declared effective by the Commission on August 6, 2010 to register for resale by the selling stockholders identified in the prospectus an aggregate of 5,805,921 shares of our Common Stock, par value $0.001 per share (the "Common Stock") underlying the Company's Series A 3.00% Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). The underlying shares of Common Stock are issuable upon conversion of the Series A Preferred Stock. This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (the "Post Effective Amendment No. 1") is being filed by the registrant to convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.

        All filing fees payable in connection with the registration of the shares of the common stock covered by the Registration Statement were paid by the registrant at the time of the initial filing of the Form S-1.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in states where the offer or sale is not permitted.

Subject to Completion. Dated December 6, 2010.

5,805,921 Shares

Common Stock
par value $0.001 per share

        This prospectus relates to the offer and sale from time to time by certain of the selling stockholders identified in this prospectus, and any of their pledges, donees, transferees or other successors in interest, of up to an aggregate of 5,805,921 shares of ArthroCare Corporation ("ArthroCare" or the "Company") Common Stock, par value $0.001 per share (the "Common Stock") underlying the Company's Series A 3.00% Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). The underlying shares of Common Stock are issuable upon conversion of the Series A Preferred Stock. We are registering the offer and sale of the Common Stock covered by this prospectus to satisfy registration rights we have granted to the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling stockholders, but we have agreed to pay certain registration expenses relating to such shares of our Common Stock.

        The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus and any accompanying prospectus supplements. The prices at which the selling stockholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

        Our Common Stock is traded on the NASDAQ Global Market ("NASDAQ") under the symbol "ARTC". On December 3, 2010, the last reported sale price of our Common Stock was $30.83 per share.

        "Risk Factors" beginning on page 5 to read about factors you should consider before buying shares of the Common Stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 3, 2010.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider in making your investment decision. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless otherwise specified or the context otherwise requires, references in this prospectus to "we," "our," us," "ArthroCare" and "Company" refer to ArthroCare Corporation and its consolidated subsidiaries.

 ArthroCare Corporation

Our Company

        We are a medical device company that develops, manufactures and markets surgical products, many of which are based on the Company's minimally invasive patented Coblation® technology. Our business is divided into three business units: Sports Medicine, Ear Nose and Throat, or ENT, and Spine. Each of the Sports Medicine, ENT and Spine business units market and sell their products in two principal geographic markets: Americas (North and South America) and International (all other geographic locations).

        Many of our key products are based on our patented Coblation technology, which uses bipolar radiofrequency energy to generate a precisely focused plasma field to remove and shape soft tissues such as cartilage and tendons. This use of bipolar energy is the primary factor that distinguishes our Coblation technology from traditional monopolar and bipolar radiofrequency surgical tools. Monopolar devices drive electrical energy into the treatment site and require electrical energy to travel through the patient's body and exit via a grounding pad usually placed underneath the patient. Conversely, traditional bipolar devices include both an active electrode and a return at the tip of the device so a separate grounding pad is not required. To effect treatment by a bipolar device, electrical energy is applied at the surgical site, where it is concentrated at the targeted tissue and exits via the return electrode. These traditional monopolar and bipolar electrosurgical or laser surgery tools use the heat from the electrical current to burn away targeted tissue, often causing thermal damage to tissue surrounding the targeted surgical area.

        Our bipolar Coblation devices also include both an active and return electrode at the tip but, in contrast to other bipolar devices, apply electrical energy in a conductive medium at the surgical site. The electrical energy along with electrically conductive fluid, which is found in normal saline solutions, form a highly ionized vapor layer, or plasma field, around the active electrode of the Coblation device. This plasma field enables our Coblation-based products to operate at lower temperatures than traditional devices, minimizing tissue necrosis and damage when compared to traditional bipolar or monopolar instruments.

        The use of Coblation allows surgeons to operate with a high level of precision and accuracy to minimize collateral tissue damage. Our Coblation-based systems consist of a controller unit with accessories and an assortment of sterile, single-use disposable devices that are engineered to address specific types of procedures. A single multi-purpose surgical system using Coblation technology can replace the multiple surgical tools traditionally used in soft-tissue surgery procedures.

        We have applied Coblation technology to soft-tissue surgery throughout the body, primarily in the areas of arthroscopic sports medicine, ENT and spine applications. We also are exploring the use of Coblation technology in other markets.

Corporate Information

        The Company was incorporated on April 23, 1993 in California and reincorporated in Delaware in 1995. Our principal executive offices are located at 7500 Rialto Blvd., Building Two, Suite 100, Austin, Texas 78735. Our telephone number is (512) 391-3900. Our website address is www.arthrocare.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

        "ArthroCare Corporation," "ArthroCare," and other brand names, trademarks, trade names and service marks of ArthroCare Corporation appearing in this prospectus are the property of ArthroCare Corporation. Unless otherwise noted, all other trademarks, trade names or service marks appearing in this prospectus are the property of their respective owners.

 THE OFFERING

Common Stock outstanding prior to this offering, excluding the shares underlying the Series A 3.00% Convertible Preferred Stock	27,052,851 shares
Common Stock offered by the selling stockholders	5,805,921 shares
Common Stock to be outstanding after this offering (see below)	32,858,772 shares
Use of proceeds

We will not receive any proceeds upon the sale of the Common Stock covered by this prospectus and any accompanying prospectus supplements, but we will incur expenses in connection with the filing of the registration statement of which this prospectus forms a part.

NASDAQ Global Market symbol	ARTC
Risk factors	You should read the "Risk Factors" section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

        On September 1, 2009, the Company issued and sold to an affiliate of One Equity Partners ("OEP") 75,000 shares of the Company's Series A Preferred Stock (the "Equity Financing") pursuant to the Securities Purchase Agreement dated August 14, 2009 by and between the Company and OEP AC Holdings, LLC (the "Securities Purchase Agreement"). The issuance and sale of the Series A Preferred Stock was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to section 4(2) of the Securities Act. The purchase price for the Series A Preferred Stock was $1,000 per share, for an aggregate purchase price of $75,000,000. Each share of Series A Preferred Stock is convertible into shares of Common Stock at any time, in whole or in part, upon the option of the holders of the Series A Preferred Stock at a rate of 66.667 shares of the Company's Common Stock per $1,000 of Liquidation Preference (as defined below) of the Series A Preferred Stock, subject to customary anti-dilution adjustments (the "Conversion Rate") and restrictions set forth in the Securities Purchase Agreement, representing an initial conversion price of $15.00 per share of Common Stock. The Company may cause an automatic conversion of the Series A Preferred Stock into Common Stock any time after September 1, 2010 upon the fulfillment of certain specified conditions.

        The number of shares of our Common Stock to be outstanding after the date of this prospectus is based on 27,052,851 shares outstanding as of November 30, 2010. This number excludes:

  •
  5,805,821 shares of our Common Stock issuable upon the conversion of each outstanding share of our Series A Preferred Stock plus each additional share of Series A Preferred Stock that would have otherwise been paid to the holders of such Series A Preferred Stock if the holders of the Series A Preferred Stock held the shares for five years multiplied by the Conversion Rate (the "Make Whole Adjustment");

  •
  2,689,317 shares of our Common Stock issuable upon the exercise of our stock options under our non-statutory option plan and our 2003 Incentive Stock Plan as of November 30, 2010;

  •
  3,168,537 shares of Common Stock reserved as of November 30, 2010 for future grants under our 2003 Incentive Stock Plan; and

  •
  up to 360,558 shares of Common Stock reserved as of November 30, 2010 for future issuance upon settlement of restricted stock units.

        We are registering the offer and sale of the Common Stock covered by this prospectus and underlying the Series A Preferred Stock to satisfy the registration rights we have granted to the selling stockholders identified in this prospectus. Registration of the Common Stock does not necessarily mean that all or any portion of such securities will be offered for sale by the selling stockholders.

        We have agreed to bear the expenses of registering the Common Stock under federal and state securities laws, but we will not receive any proceeds from the sale of any Common Stock offered under this prospectus.

Plan of Distribution

        The selling stockholders may sell the Common Stock through agents or dealers, directly to one or more individuals, institutional or other purchasers or through any combination of these methods of sale. The distribution of the Common Stock may be effected in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See "Plan of Distribution."

RISK FACTORS

        Investing in our Common Stock involves a high degree of risk. You should consider carefully the following risks and uncertainties described below and the other information contained in this prospectus, including our consolidated financial statements and the related notes, before you decide whether to purchase our Common Stock. If any of these risks, or any other risk not currently known to us or that we currently deem immaterial, should actually occur, our business, financial condition, and results of operations could be materially adversely affected. As a result, the market price of our Common Stock could decline, and you may lose part or all of your investment.

Risks to the Business

Material weaknesses and other control deficiencies relating to our internal control over financial reporting could result in errors in our reported results and could have a material adverse effect on our operations, investor confidence in our business and the trading prices of our securities.

        Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting can also be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements will not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process, and it is possible to design into the process safeguards to reduce, though not eliminate, the risk.

        Management's assessment of our internal control over financial reporting as of December 31, 2009 concluded that our internal control over financial reporting was not effective and that material weaknesses existed. Until these material weaknesses and other control deficiencies are remediated, they could lead to errors in our reported financial results and could have a material adverse effect on our operations, investor confidence in our business and the trading prices of our securities.

        As described in "Part I—Item 4—Controls and Procedures" of our September 30, 2010 Form 10-Q we are currently in the process of remediating our identified material weaknesses. Management's continuing evaluation and work to enhance our internal control over financial reporting will require the dedication of additional resources and management time and expense. If we fail to establish and maintain adequate internal control over financial reporting, including any failure to implement remediation measures and enhancements for internal controls, or if we experience difficulties in their implementation, our business, financial condition and operating results could be harmed.

        Any material weakness or unsuccessful remediation could affect investor confidence in the accuracy and completeness of our financial statements. As a result, our ability to obtain any additional financing, or additional financing on favorable terms, could be materially and adversely affected, which in turn could materially and adversely affect our business, our strategic alternatives, our financial condition and the market value of our securities. In addition, perceptions of us among customers, lenders, investors, securities analysts and others could also be adversely affected. Current material weaknesses or any weaknesses or deficiencies identified in the future could also hurt confidence in our business and the accuracy and completeness of our financial statements, and adversely affect our ability to do business with these groups.

        We can give no assurances that the measures we have taken to date, or any future measures we may take, will remediate the material weaknesses identified or that any additional material weaknesses will not arise in the future due to our failure to implement and maintain adequate internal control over financial reporting. In addition, even if we are successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or ensure the fair and accurate presentation of our financial statements included in our periodic reports filed with the SEC.

A failure to remain current in our filings may have material impacts on our business and liquidity.

        If we are not able to remain current in our filings with the SEC, we will face several adverse consequences and restrictions. We will not be able to have a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering a public offering of securities, declared effective by the SEC, or make offerings pursuant to existing registration statements; we will not be able to make an offering to any purchasers not qualifying as "accredited investors" under certain "private placement" rules of the SEC under Regulation D; we will not be eligible to use a "short form" registration statement on Form S-3 for a period of at least 12 months after the time we become current in our periodic and current reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); we will not be able to deliver the requisite annual report and proxy statement to our stockholders to hold our annual stockholders meeting; our employees cannot be granted stock options, nor will they be able to exercise stock options registered on Form S-8, because Form S-8 would not be available to us; and our Common Stock may be delisted from the NASDAQ Stock Market. These restrictions may impair our ability to raise funds in the public markets, should we desire to do so, and to attract and retain employees.

        In addition, pursuant to the Registration Rights Agreement between us and the holders of our Series A Preferred Stock, if our registration statement ceases to be available to the holders of our Series A Preferred Stock, a Registration Default occurs, then we shall pay the holders of the Series A Preferred Stock 2.00 percent per annum of the original liquidation preference of the Series A Preferred Stock, accruing from the date of the Registration Default until the Registration Default is cured.

The Review and resulting restatement, SEC and DOJ investigations and other investigations, legal and administrative proceedings have increased our costs and could result in fines, injunctions, orders, and penalties which could materially adversely affect our business, financial condition, results of operations, and liquidity.

        As previously reported, during 2009 and 2008, we experienced substantial delays in filing our periodic reports as a result of issues identified during the Review. The Review was completed in August 2009 and the results were reported to the Audit Committee and to the Board. In July 2008, we also commenced a separate comprehensive review of our accounting policies and procedures, financial reporting, internal controls and corporate governance. We completed this comprehensive review in November 2009, and as a result of our comprehensive review and the Review, we made extensive organizational and operational changes and improved our internal controls. As a result of errors and possible irregularities identified by the Review and management's review and analysis of certain accounting matters, we restated our financial statements for: the years ended December 31, 2007, 2006, 2005, and 2004; the quarter ended March 31, 2008 and each of the quarters for the years ended December 31, 2007 and 2006 in our Form 10-K for the year ended December 31, 2008 filed on November 18, 2009, or the 2008 Form 10-K.

        We are involved in ongoing material legal proceedings and the actions currently pending result primarily from matters relating to our restatement and Review. See Note 7, "Litigation and Contingencies," in the notes to the condensed consolidated financial statements in our September 30, 2010 Form 10-Q. These proceedings and other legal actions may harm our business or liquidity in the future.

        We have incurred substantial cost and expenses for legal and accounting services due to the Review and resulting SEC and DOJ investigations. These matters will likely continue to divert our management's time and attention and cause us to continue to incur substantial costs and expenses. Such investigations can also lead to fines or injunctions or orders with respect to future activities. We could incur substantial additional costs to defend and resolve litigation, investigations or proceedings arising out of or related to these matters. In addition, we could be exposed to enforcement or other actions with respect to these matters by the SEC's Division of Enforcement, the DOJ or other federal or state agencies. At this point, we are unable to predict the duration, scope or result of these investigations or whether any of these agencies will commence any legal action. Any such investigations may result in us being subject to criminal and civil penalties and other remedial measures, which could have an adverse impact on our business, results of operations, financial condition and liquidity.

        In connection with our pending legal proceedings, including any further litigation that is pursued or other relief sought by persons asserting claims for damages allegedly resulting from or based on the restatement or related events, we will incur defense costs that may exceed our insurance coverage. We may also incur costs if the insurers of our directors and our liability insurers deny coverage for the costs and expenses related to any litigation.

        Many of our pending legal proceedings are in the early stages and we cannot predict their outcomes. However, irrespective of the outcomes, we may incur substantial costs, including defense and indemnity costs, and these matters may divert the attention of our technical and management personnel, which could materially harm our business. Moreover, if we do not prevail in any such actions, we could be required to pay substantial damages or settlement costs. Adverse outcomes or other developments during the course of litigation or other proceedings may harm our business, financial condition, results of operations or liquidity as well as investors' perception of our business, any of which could harm our stock price.

Our failure to comply with extensive government regulations could subject us to penalties and materially adversely affect our business, results of operations and financial condition.

        Our medical device products and operations are subject to extensive regulation by the Food and Drug Administration, or FDA, and various other federal, state and foreign governmental authorities. Government regulations and foreign requirements specific to medical devices are wide ranging and govern, among other things: design, development and manufacturing; testing, labeling and storage; clinical trials; product safety; marketing, sales and distribution; pre-market clearance and approval; record keeping procedures; advertising and promotions; recalls and field corrective actions; post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury; and product import and export.

        The FDA and other governmental authorities have broad enforcement powers, and our failure to comply with these regulatory requirements could result in governmental agencies or a court taking action, including any of the following, which would adversely affect our business: issuing public warning letters to us; imposing fines and penalties on us; obtaining an injunction preventing us from manufacturing or selling our products; bringing civil or criminal charges against us; delaying the introduction of our products into the market; delaying pending requests for clearance or approval of new uses or modifications to our existing products; recalling, detaining or seizing our products; or withdrawing or denying approvals or clearances for our products.

If we fail to comply with complex and rapidly evolving laws and regulations, we could suffer civil and criminal penalties, be required to pay substantial damages and make significant changes to our products and operations.

        During the past several years, the U.S. health care industry has been subject to an increase in governmental regulation at both the federal and state levels. We are subject to numerous federal and state regulations. As part of our internal compliance program, we review our sales and marketing materials, contracts and programs with counsel, and require employees and marketing representatives to participate in regular training. We also have adopted and train our personnel on the code of conduct for Interactions with Health Care Professionals promulgated by the Advanced Medical Technology Association, or AdvaMed, a leading trade association representing medical device manufacturers. Most recently, we amended our Code of Business Conduct and Ethics, the "Code of Ethics," in August 2009. Originally adopted in 2004 to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002, the Code of Ethics was amended to qualify as well as a "code of conduct" under the current Federal Sentencing Guidelines and "Compliance Program Guidance for Pharmaceutical Manufacturers" 68 FR 23731 (May 5, 2003) applicable to medical device companies as published by the Office of Inspector General for the Department of Human Services. The Code of Ethics applies to all of our directors, officers, employees and agents. It also serves as an essential element of our Corporate Compliance Program, as announced in August 2009. However, we can give no assurances that our compliance program will ensure that the Company is in compliance with existing or future applicable laws and regulations. If our compliance program fails to meet its objectives, or if we otherwise fail to comply with existing or future applicable laws and regulations, we could suffer civil or criminal penalties. We devote significant operational and managerial resources to comply with these laws and regulations. Different interpretations and enforcement policies of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require us to make significant changes to our products and operations. In addition, we cannot predict the impact of future legislation and regulatory changes on our business or assure you that we will be able to obtain or maintain the regulatory approvals required to operate our business.

Our accounting policies and methods require management to make judgments and estimates about matters that are inherently uncertain, which may result in our actual results differing significantly from those generated by our judgments and estimates.

        Our accounting policies and methods require management to exercise judgment in applying many of these accounting policies and methods so that these policies and methods comply with generally accepted accounting principles in the U.S., or GAAP, and reflect management's judgment of the most appropriate manner to report our financial condition and results of operations. See Note 3, "Summary of Significant Accounting Policies" in the notes to the consolidated financial statements in our 2009 Form 10-K for a description of our significant accounting policies.

        The accounting policies we have identified as critical to the presentation of our financial condition and results of operations are described in "Part II—Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in our 2009 Form 10-K. We believe these policies are critical because they require management to make particularly subjective or complex judgments about matters that are inherently uncertain at the end of a period and because of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. Due to the complexity of these critical accounting policies, our accounting methods relating to these policies involve substantial use of estimates. Estimates are inherently imperfect predictors of actual results because they are based on assumptions, including assumptions about future events. Our estimates may not include assumptions that reflect very positive or very negative market conditions and, accordingly, our actual results could differ significantly from those generated by our estimates. As a result, the estimates that we use to prepare our financial statements, as well as our estimates of our future results of operations, may be significantly inaccurate.

We may be the subject of federal, state and/or foreign government civil and criminal enforcement efforts against health care companies, which could result in civil and/or criminal penalties which could have a material negative impact on our operations and financial condition.

        In addition to uncertainties surrounding coverage policies, both federal and state government agencies have heightened civil and criminal enforcement efforts against health care companies, as well as their executives and managers. These efforts generally relate to a wide variety of matters, including referral and billing practices, and implicate a variety of state and federal laws, including state insurance fraud provisions, common law fraud theories, as well as both state and federal fraud-and-abuse, anti-kickback, false claims statute, and the foreign corrupt practices act and similar international anti-bribery laws and regulations. Although we no longer directly bill any payor, some of our prior activities could become the subject of additional governmental investigations or inquiries. If we do not comply with the laws and regulations relevant to our business, we could be subject to civil and/or criminal penalties which could have a material negative impact on our operations and financial condition.

We are, and may in the future be, subject to intellectual property claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future.

        The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage.

        We cannot assure you that we will not become subject to additional patent infringement claims or other litigation, including interference proceedings declared by the U.S. Patent and Trademark Office, or USPTO, to determine the priority of inventions. The defense and prosecution of intellectual property lawsuits, USPTO reexamination and interference proceedings and related legal and administrative proceedings, generally are costly and time-consuming. If other parties violate our proprietary rights, further litigation may be necessary to enforce our patents, to protect trade secrets or know-how we own or to determine the enforceability, scope and validity of the proprietary rights of others. Any litigation or reexamination or interference proceedings will be costly and cause significant diversion of effort by our technical and management personnel.

        An adverse determination in existing litigation, additional litigation or reexamination or interference proceedings to which we may become a party could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease using certain technology. Furthermore, we cannot assure you that we could obtain necessary licenses on satisfactory terms, if at all. Adverse determinations in judicial or administrative proceedings or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, which would have a material adverse effect on our business, financial condition, results of operations, and future growth prospects.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, business, financial condition, results of operations and future growth prospects.

        Our ability to compete effectively depends in part on developing and maintaining the proprietary aspects of our Coblation technology and our acquired technologies. We believe that our issued patents are directed at the core technology used in our soft-tissue surgery systems, including both multi-electrode and single electrode configurations of our disposable devices, as well as the use of Coblation technology in specific surgical procedures. In addition, we believe that our issued patents are directed at many of the core features of our acquired technologies from Opus, Parallax, Atlantech and Applied Therapeutics, Inc. ("ATI"). Our earliest Coblation patents begin to expire in 2012. The majority of our royalty income is associated with licenses that include core Coblation patent rights which extend through the end of 2014.

        There is no assurance that the patents we have obtained, or any patents we may obtain as a result of our pending U.S. or international patent applications, will provide any competitive advantages for our products. We also cannot assure investors that those patents will not be successfully challenged, invalidated or circumvented prior to their expiration. In addition, we cannot provide assurance that competitors, many of which have substantial resources and have made substantial investments in competing technologies, have not already applied for or obtained, or will not seek to apply for and obtain, patents that will prevent, limit or interfere with our ability to make, use and sell our products either in the U.S. or in international markets. In Sports Medicine, many of our competitors have licensed our technology for limited fields of use. Patent applications are maintained in secrecy for a period after filing. We may not be aware of all of the patents and patent applications potentially adverse to our interests.

        A number of medical device and other companies, universities and research institutions have filed patent applications or have issued patents relating to monopolar and/or bipolar electrosurgical methods and apparatus. We have received, and we may receive in the future, notifications of potential conflicts of existing patents, pending patent applications and challenges to the validity of existing patents. In addition, we have become aware of, and may become aware of in the future, patent applications and issued patents that relate to our products and/or the surgical applications and issued patents and, in some cases, have obtained internal and/or external opinions of counsel regarding the relevance of certain issued patents to our products. We do not believe that our products currently infringe any valid and enforceable claims of the issued patents that we have reviewed. However, if third-party patents or patent applications contain claims infringed by our technology and such claims are ultimately determined to be valid, we may not be able to obtain licenses to those patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. Our inability to do either would have a material adverse effect on our business, financial condition, results of operations and future growth prospects. We cannot assure investors that we will not have to defend ourselves in court against allegations of infringement of third-party patents, or that such defense would be successful.

        In addition to patents, we rely on trade secrets and proprietary know-how, which we seek to protect, in part, through confidentiality and proprietary information agreements. We require our key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. These agreements generally provide that all confidential information, developed or made known to the individual during the course of the individual's relationship with us, is to be kept confidential and not disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. We cannot assure investors that employees will not breach such agreements, that we would have adequate remedies for any breach or that our trade secrets will not otherwise become known to or be independently developed by competitors.

We will require a significant amount of cash to fund our working capital needs and planned expenditures. Our ability to generate cash depends on many factors beyond our control.

        In the absence of a credit facility as a possible source of liquidity, our ability to meet our working capital needs and to fund capital expenditures will depend on our ability to generate cash from operations and effectively manage our cash balances. This is subject to general economic, financial, competitive and other factors that may be beyond our control. We are unable to predict the outcome of ongoing litigation and investigations to which we are a party and these matters could have a material adverse effect on our liquidity and cash flows. See Note 7, "Litigation and Contingencies," in the notes to the condensed consolidated financial statements for further discussion on legal proceedings. We expect that our cash flows from operations together with cash on hand will be sufficient to satisfy our short-term and, excluding the uncertainty related to the ongoing litigation and investigations to which we are a party, long-term normal operating liquidity requirements; however, we cannot assure you that our business will generate sufficient cash flow from operations in an amount sufficient to enable us to fund our other liquidity needs.

        As a result, from time to time, we may be required to seek financing from alternative sources. In light of the current capital and credit market disruption and volatility, we cannot assure you that such alternative funding will be available to us on terms and conditions acceptable to us, or at all.

        In addition, we maintain deposit accounts with numerous financial institutions around the world in amounts that exceed applicable governmental deposit insurance levels. While we actively monitor our deposit relationships, the unanticipated failure of a financial institution in which we maintain deposits could cause us to suffer losses that could materially harm our results of operations and financial condition.

We may not be able to keep pace with technological change or successfully develop new products with wide market acceptance, which could cause us to lose business to competitors.

        We compete in a market characterized by rapidly changing technology. We may not be able to keep pace with technology or to develop viable new products. Our future financial performance will depend in part on our ability to develop and manufacture new products in a cost-effective manner, to introduce these products to the market on a timely basis, and to achieve market acceptance of these products. Factors which may result in delays of new product introductions or cancellation of our plans to manufacture and market new products include capital constraints, research and development delays, and delays in acquiring regulatory approvals. Our new products and new product introductions may fail to achieve expected levels of market acceptance. Factors impacting the level of market acceptance include our ability to successfully implement new technologies, the timeliness of our product introductions, our product pricing strategies, our available financial and technological resources for product promotion and development, our ability to show clinical benefit from our products, and the availability of coverage and reimbursement for our products as discussed in the risk factor titled "Changes in coverage and reimbursement for procedures using our products could affect physicians" below.

The markets for our products are intensely competitive, which may result in our competitors developing technologies and products that are more effective than ours or that make our technologies and products obsolete. Many of our competitors have significantly greater resources and market power than we do.

        The markets for our current products in our core businesses are intensely competitive. These markets include arthroscopy, spinal surgery and ENT surgery. We cannot assure you that other companies will not succeed in developing technologies and products that are more effective than ours, or that would render our technologies or products obsolete or uncompetitive in these markets.

        Our primary competitors across all of our operating units consist of Medtronic, Inc., Smith & Nephew, Stryker Corporation, Johnson & Johnson, Cardinal Health/Allegiance, Olympus (through their subsidiary Gyrus), Arthrex, Inc., Cook Medical and various reprocessing operations. These competitors tend to be large, well-financed companies with diverse product lines who may have significantly greater financial, manufacturing, marketing, distribution and technical resources than we do. Some of these companies offer broad product lines that they may offer as a single package and frequently offer significant price discounts as a competitive tactic. Furthermore, some of our competitors utilize purchasing contracts that link discounts on the purchase of one product to purchases of other products in their broad product lines. Many of the hospitals in the U.S. have purchasing contracts with our competitors. Accordingly, customers may be dissuaded from purchasing our products instead of our competitors' products to the extent the purchase would cause them to lose discounts on our competitors' products. In addition, we are aware of several small companies offering alternative treatments for back pain and other ailments or indications that may indirectly compete with our products.

        If we were to be unable to continue to compete for any of the above reasons, it could have a material adverse effect on our business, financial condition, results of operations and future growth prospects.

Medical device reprocessors that reprocess our single-use devices and then provide them to customers at a lower cost than a new device may adversely affect our business, financial condition and results of operations.

        Certain medical device reprocessors have been collecting our used or opened but unused single-use devices from customers and reprocessing, repackaging and providing them to customers at a price lower than the price of a new device. These reprocessed devices may lead to confusion with our authorized products, reduce revenue and harm customer relationships. In addition, this may increase time and expense spent investigating and addressing performance issues related to reprocessed wands and in enforcing our proprietary and contractual rights against such reprocessors.

Failure to obtain FDA clearance or approval for our products could materially adversely affect our business, results of operations, financial condition, and future growth prospects.

        In the U.S., before we can market a new medical device, or a new use of, or claim for, or significant modification to, an existing product, we must first receive either premarket clearance under Section 510(k) of the U.S. Federal Food, Drug, and Cosmetic Act, or FDCA, or approval of a PMA submission from the FDA, unless an exemption applies. In the 510(k) clearance process, the FDA must determine that a proposed device is "substantially equivalent" to a device legally on the market, known as a "predicate" device, with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support substantial equivalence. However, as was the case in our recent submission for 510(k) clearance of Coblator IQ ENT Plasma Wands, the FDA has a high degree of latitude when evaluating submissions and may determine that a proposed device submitted for 510(k) clearance is not substantially equivalent ("NSE") to a predicate device. This NSE determination means that the device is automatically reclassified into Class III and the Company cannot market the device in the U.S unless it is either approved through the PMA process or reclassified into Class I or Class II based on further submissions with supporting data. A new submission may require clinical data. The PMA approval pathway requires an applicant to demonstrate the safety and effectiveness of the device based, in part, on data obtained in clinical trials. Both of these processes can be expensive and lengthy and entail significant user fees, unless exempt. The FDA's 510(k) clearance process usually takes from three to twelve months, but it can last longer. The FDA is currently considering changes to the 510(k) process which may make it more difficult or time consuming to obtain 510(k) clearance. The process of obtaining PMA approval is much more costly and uncertain than the 510(k) clearance process. It generally takes from one to three years, or even longer, from the time the PMA application is submitted to the FDA until an approval is obtained. There is no assurance that we will be able to obtain FDA clearance or approval for any of our new products on a timely basis, or at all. Failure to obtain FDA clearance or approval for our new products could materially adversely affect our business, results of operations, financial condition, and future growth prospects.

Modifications to our currently FDA-cleared products may require new regulatory clearance or approvals or require us to recall or cease marketing our current products until clearances or approvals are obtained.

        After a device receives 510(k) premarket notification clearance from the FDA, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in the intended use of the device, technology, materials, packaging, and certain manufacturing processes may require a new 510(k) clearance or Premarket Approval, or PMA. The FDA requires every manufacturer to make the determination regarding the need for a new 510(k) clearance or PMA approval in the first instance, but the FDA may review any manufacturer's decision and may retroactively require the manufacturer to submit a premarket notification requesting 510(k) clearance or an application for PMA approval. The FDA also can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or approval is obtained. FDA guidance documents define when to submit premarket notifications for new or modified devices. These guidance documents also define modifications for which a new 510(k) is not required. We have modified some of our marketed devices, and have determined that in certain instances new 510(k) clearances or PMA approvals are not required. No assurance can be given that the FDA would agree with any of our decisions not to seek 510(k) clearance or PMA approval. If the FDA requires us to cease marketing and/or recall the modified device until we obtain a new 510(k) clearance or PMA approval, our business, financial condition, results of operations and future growth prospects could be materially adversely affected.

We may be subject to fines, penalties or injunctions if we are determined to be promoting the use of our products for unapproved or "off-label" uses, which would adversely affect our financial condition.

        Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of a medical device for a use that has not been cleared or approved by the FDA. Use of a device outside its cleared or approved indications is known as "off-label" use. Physicians may use our products off-label, as the FDA does not restrict or regulate a physician's choice of treatment within the practice of medicine. However, if the FDA determines that our promotional materials or training constitutes promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of the products would be impaired. Although our policy is to refrain from statements that could be considered off-label promotion of our products, the FDA or another regulatory agency could disagree and conclude that we have engaged in off-label promotion. In addition, the off-label use of our products may increase the risk of injury to patients, and, in turn, the risk of product liability claims. Product liability claims are expensive to defend and could divert our management's attention and result in substantial damage awards against us.

Our products may in the future be subject to product recalls that could harm our reputation, business operations and financial results, and if our products cause or contribute to a death or serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or FDA enforcement actions.

        The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture or in the event that a product poses an unacceptable risk to health. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our financial condition and results of operations. Any of these sanctions could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers' demands. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.

        Further, under the FDA medical device reporting regulations, or MDR, we are required to report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. Any adverse event involving our products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

If we or our third-party suppliers fail to comply with the FDA's Quality System Regulations, our manufacturing operations could be interrupted and our sales and our ability to generate profits could suffer.

        We and certain of our third-party suppliers are required to comply with the FDA's Quality System Regulation, or QSR, which covers the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. We and our suppliers are also subject to the regulations of foreign jurisdictions regarding the manufacturing process if we market our products in these jurisdictions. The FDA enforces the QSR through periodic and unannounced inspections of manufacturing facilities. If our facilities or those of our suppliers fail to take satisfactory corrective action in response to an adverse QSR inspection, the FDA could take enforcement action, including any of the following sanctions: untitled letters; warning letters, fines, injunctions, consent decrees and civil penalties; customer notifications or repair, replacement, refunds, recall, detention or seizure of our products; operating restrictions or partial suspension or total shutdown of production; refusing or delaying our requests for 510(k) clearance or premarket approval of new products or modified products; withdrawing 510(k) clearances on PMA approvals that have already been granted; refusal to grant export approval for our products; or criminal prosecution.

        Any of these sanctions could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers' demands. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.

Changes in coverage and reimbursement for procedures using our products could affect use of our devices and our future revenue.

        The demand for our products is highly dependent on the policies of third-party payors such as Medicare, Medicaid, private insurance, and managed care organizations that reimburse our customers when they use our products. Failure by physicians, hospitals and other users of our products to obtain sufficient coverage and reimbursement from healthcare payors for procedures in which our products are used, or adverse changes in environmental and private third-party payors' policies toward coverage and reimbursement for such procedures would have a material adverse effect on our business, financial condition, results of operations and future growth prospects.

        In the U.S., third-party payors continue to implement initiatives that restrict the use of certain technologies to those that meet certain clinical evidentiary requirements. We are aware of several third-party payors in the U.S., including governmental payors such as Medicare and Medicaid and private health insurance companies, who consider Coblation technology used in certain procedures to treat certain clinical conditions to be experimental or investigational. These payors have developed policies that deny coverage and therefore make no reimbursement for such procedures using our devices. Procedures using our devices that are not covered by some payors include such procedures as plasma disc decompression, or Coblation nucleoplasty, as well as Coblation or radiofrequency volumetric tissue reduction for (1) removing soft tissue during arthroscopic surgery, (2) hypertrophied nasal turbinates for the treatment of chronic nasal obstruction or obstructive sleep apnea and (3) soft palate and tongue for the treatment of obstructive sleep apnea. However, some payors in the U.S. provide coverage and reimbursement for Coblation tonsillectomy for certain clinical indications and percutaneous vertebroplasty for patients that meet specified criteria. In addition, some payors are moving toward a managed care system and control their health care costs by limiting authorizations for surgical procedures, including elective procedures using our devices. Failure to obtain favorable payor policies could have a material adverse effect on our business and operations.

        In addition to uncertainties surrounding coverage policies, third-party payors from time to time update reimbursement amounts and also revise the methodologies used to determine reimbursement amounts. This includes annual updates to payments to ambulatory surgical centers and physicians for procedures using our products. Since reimbursement for our products generally is included as part of the payments for procedures, these updates directly impact the amounts recognized for the costs of our products. An example of payment updates is the Medicare program updates to physician payments, which is done on an annual basis using a prescribed formula that results in lowered payments for physician services. In the past, Congress has passed legislation to prevent certain reductions in Medicare payments to physicians. For 2010, CMS projected a rate reduction of 21.2% under the statutory formula unless Congress intervened again to avoid the payment reduction. A number of legislative initiatives have prevented this reduction thus far, but on an incremental basis. The latest was the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, signed into law on June 25, 2010, which not only prevented the rate reduction, but also increased payment rates by 2.2%, effective June 1, 2010 through November 30, 2010. For 2011, CMS is projecting a rate reduction of 6.1%, but this projection does not account for the 2010 legislative changes to the Physician Fee Schedule updates. If Congress fails to intervene to prevent the negative update factor in the future, the resulting decrease in payment may adversely impact our revenues and results of operations.

        New laws, regulations and judicial decisions, or new interpretations of existing laws, regulations and decisions, that relate to healthcare availability, methods of delivery or payment for products and services, or sales, marketing or pricing may cause our revenue to decline. In addition, we may need to revise our research and development plans if a program or programs no longer are commercially viable. Such changes could cause our stock price to decline or experience periods of volatility.

        President Obama signed the Patient Protection and Affordable Care Act in March of 2010. The legislation imposes significant new taxes on medical device makers which will result in a significant increase in the tax burden on our industry, and could have a material, negative impact on our results of operations and our cash flows. Other elements of this legislation such as comparative effectiveness research, an independent payment advisory board, payment system reforms including shared savings pilots and other provisions could significantly change the way healthcare is developed and delivered, and may materially impact many aspects of our business.

        If we obtain the necessary international regulatory approvals, market acceptance of our products in international markets would be dependent, in part, upon the availability of coverage and reimbursement within prevailing health care payment systems. Reimbursement and health care payment systems in international markets vary significantly by country and include both government-sponsored health care and private insurance. We intend to seek international reimbursement approvals, although we cannot assure investors that any such approvals will be obtained in a timely manner, if at all. We are also unable to predict at this time the impact on our business of any future changes, if any, that are made to coverage and reimbursement policies by government action in key international markets.

Product liability claims could adversely impact our financial condition and impair our reputation.

        Our business exposes us to potential product liability risks which are inherent in the design, manufacture and marketing of medical devices. In addition, many of our products are designed to be implanted in the human body for long periods of time. Component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information with respect to these or other products we manufacture or sell could result in an unsafe condition or injury to a patient. The occurrence of such a problem could result in product liability claims or a recall of one or more of our products, which could ultimately result in the removal from the body of such products and claims regarding associated costs and damages, which could materially adversely impact our business, financial condition, results of operations, our ability to attract and retain customers for our products, and future growth prospects.

        We cannot assure you that our current product liability insurance coverage limits are adequate to protect us from any liabilities we might incur in connection with the development, manufacture and sale of our products. In addition, we may require increased product liability coverage as products are successfully commercialized in additional applications. Product liability insurance is expensive and in the future may not be available to us on acceptable terms, if at all. A successful product liability claim or series of claims brought against us in excess of our insurance coverage could have a material adverse effect on our business, financial condition, results of operations, our ability to attract and retain customers for our products, and future growth prospects.

We are dependent on key suppliers, and supply disruptions could materially adversely affect our business, financial condition, results of operations and future growth prospects.

        Some of the key components of our products are purchased from single vendors. If the supply of materials from a single source supplier were interrupted, replacement or alternative sources might not be readily obtainable due to the regulatory and other requirements applicable to our manufacturing operations or the availability of certain product drawings and/or specifications. A new or supplemental filing with applicable regulatory authorities may require us to obtain clearance prior to our marketing a product containing new material. This clearance process may take a substantial period of time and we cannot assure investors that we would be able to obtain the necessary regulatory approval for a new material to be used in our products on a timely basis, if at all. This could create supply disruptions that would materially adversely affect our business, financial condition, results of operations and future growth prospects.

        In addition, we primarily use a subcontractor located in Costa Rica to sterilize our disposable devices. We have the ability to use alternative sterilization service providers for most of our products. If our Costa Rica sterilization service were to be disrupted for any reason, we would be required to use alternative sources with longer processing and logistics cycles, which could lead to a disruption in our ability to supply products for a period of time.

        We are dependent on warehouses in the U.S. and Belgium owned and operated by Deutsche Post DHL, Inc. If our ability to use these warehouses is disrupted, we may be unable to supply products to our customers on a timely basis, which could materially adversely affect our business.

        The complex nature of the underlying support technologies utilized to exchange critical product information with third party transportation and logistics providers, such as "Electronic Data Interchange," has, at times, caused disruptions in our ability to deliver products to customers on a timely basis. Failure of these supporting systems could impair our business for the duration of the failure.

Our business is susceptible to risks associated with international operations.

        International operations are generally subject to a number of risks, including: protectionist laws, business practices, licenses, tariffs and other trade barriers that favor local competition; multiple, conflicting and changing governmental laws and regulations, such as tax laws regulating intercompany transactions; difficulties in managing foreign operations, including staffing, seasonality of operations, dependence on local vendors, and collecting accounts receivable; loss of proprietary information due to piracy, misappropriation or weaker laws regarding intellectual property protection; foreign currency exchange rate fluctuations; and political and economic instability.

        We derived 26.3 percent and 25.9 percent of our total product sales for the nine months ended September 30, 2010 and 2009, respectively, from customers located outside of the Americas. We expect international revenue to remain a significant percentage of total revenue and we believe that we must continue to expand our international sales activities to be successful. Historically, a majority of our international revenues and costs have been denominated in foreign currencies and we expect future international revenues and costs will be denominated in foreign currencies. Our international sales growth will be limited if we are unable to establish appropriate foreign operations, expand international sales channel management and support organizations, hire additional personnel, develop relationships with international sales representatives, and establish relationships with additional distributors. In that case, our business, operating results and financial condition could be materially adversely affected. Even if we are able to successfully expand international operations, we cannot be certain that we will be able to maintain or increase international market demand for our products.

We require foreign regulatory approvals to market and sell our products in other countries. Failure to obtain and maintain these regulatory approvals would harm our ability to generate revenue.

        To be able to market and sell our products in other countries, we must obtain regulatory approvals and comply with the regulations of those countries. These regulations, including the requirements for approvals and the time required for regulatory review, vary from country to country. Obtaining and maintaining foreign regulatory approvals is expensive, and we cannot be certain that we will receive regulatory approvals in any foreign country in which we plan to market our products. If we fail to obtain or maintain regulatory approval in any foreign country in which we plan to market our products, our ability to generate revenue will be harmed.

Disruptions or other adverse developments at our Costa Rica facility could materially adversely affect our business.

        Our high-volume disposable devices and controllers are manufactured at our Company-owned facility in an industrial park in San Jose, Costa Rica. If our Costa Rica facility is not able to produce sufficient quantities of our controllers and products with adequate quality, or if our Costa Rica operations are disrupted for any reason, then we may be forced to locate alternative manufacturing facilities, including facilities operated by third parties. Disruptions may include, but are not limited to: changes in the legal and regulatory environment in Costa Rica; slowdowns or work stoppages within the Costa Rican customs authorities; acts of God (including but not limited to potential disruptive effects from an active volcano near the facility or earthquakes, hurricanes and other natural disasters); and other issues associated with significant operations that are remote from our headquarters and operations centers. Additionally, continued growth in product sales could outpace the ability of our Costa Rican operation to supply ordered products on a timely basis or cause us to take actions within our supply and manufacturing operations which increase costs, complexity and timing. Locating alternative facilities would be time-consuming, would disrupt our production and cause shipment delays and could result in damage to our reputation and profitability. Additionally, we cannot assure you that alternative manufacturing facilities would offer the same cost structure as our Costa Rica facility.

Future changes in technology or market conditions could result in adjustments to our recorded asset balance for intangible assets, including goodwill, resulting in additional non-cash charges that could significantly impact our operating results.

        Our balance sheet includes significant intangible assets, including goodwill and other acquired intangible assets. The determination of related estimated useful lives and whether these assets are impaired involves significant judgments. Our ability to accurately predict future cash flows related to these intangible assets may be adversely affected by unforeseen and uncontrollable events. In the highly competitive medical device industry, new technologies could impair the value of our intangible assets if they create market conditions that adversely affect the competitiveness of our products. We test our goodwill for impairment in the fourth quarter of each year, but we also test goodwill and other intangible assets for impairment at any time when there is a change in circumstances that indicates that the carrying value of these assets may be impaired. Any future determination that these assets are carried at greater than their fair value could result in substantial non-cash impairment charges, which could significantly impact our reported operating results.

If we fail to effectively manage our growth, then our business, financial condition and operating results could be adversely affected.

        Our business has grown in size and complexity over the past few years as a result of internal growth. This growth and increase in complexity have placed significant demands on financial and managerial controls, reporting systems and procedures. In addition, we continue to explore ways to extend our target markets. We will need to continue to improve our financial and managerial controls, reporting systems and procedures as we continue to grow and expand our business. To meet such demands, we intend to continue to invest in new technology, make other capital expenditures, develop management and operating systems, and, where appropriate, hire, train, supervise and manage employees with expertise to handle these particular demands. If we fail to efficiently manage operations in a way that accommodates continued internal growth, our business, financial condition and operating results could be adversely affected.

Delaware law and provisions in our charter could make the acquisition of our company by another company more difficult, which could adversely affect our stock price.

        Certain provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. This could limit the price that certain investors might be willing to pay in the future for shares of our Common Stock. Certain provisions of our certificate of incorporation and bylaws allow us to issue preferred stock without any vote or further action by the stockholders, to eliminate the right of stockholders to act by written consent without a meeting, to specify advance notice and other procedures for director nominations by stockholders and submission of other proposals for consideration at stockholder meetings, and to eliminate cumulative voting in the election of directors. Certain provisions of Delaware law applicable to us could also delay or make more difficult a merger, tender offer or proxy contest involving us, including Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless certain conditions are met. The procedures required for director nominations and stockholder proposals and Delaware law could have the effect of delaying, deferring or preventing a change in control of the company, including without limitation, discouraging a proxy contest or making more difficult the acquisition of a substantial block of our Common Stock. These provisions of Delaware law, our certificate of incorporation, and our bylaws may have the effect of delaying or preventing changes in control or management of the Company, which could have an adverse effect on the market price of our stock.

One Equity Partners, a private equity firm, may have influence on our major corporate decisions.

        As previously reported, on September 1, 2009, an affiliate of One Equity Partners, or OEP, a private equity firm, acquired our Series A Preferred Stock. See "Part II—Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our 2009 Form 10-K for a description of this transaction. As a result of this transaction, OEP became the largest beneficial owner of our stock. At this time, assuming conversion of the Series A Preferred Stock to our Common Stock, including make-whole amounts as defined in the Certificate of Designation for the Series A Preferred Stock but excluding outstanding options and warrants held by other parties, OEP would represent an ownership interest of approximately 17.7 percent of our voting stock. In connection with this transaction, we expanded the Board of Directors to eight members and granted OEP the right to nominate two directors. Effective September 1, 2009, Messrs. Gregory Belinfanti and Christian Ahrens, both partners of OEP, were appointed to our Board of Directors.

        Consequently, OEP may have the ability to influence our Board of Directors and matters requiring stockholder approval, subject to the restrictions placed on OEP by the Securities Purchase Agreement, including without limitation OEP's agreement to vote for any director nominated by the Board and to comply with the terms of the standstill.

        Since September 1, 2010, OEP is free to convert the Series A Preferred Stock into our Common Stock and, subject to the registration requirements of the federal securities laws, dispose of such stock, which could result in a decrease of the market price of our Common Stock, particularly if such dispositions are made in the open market and are substantial.

We may not be able to comply with the redemption rights, registration rights, and other rights of our holders of Series A Preferred Stock and our obligations under the Registration Rights Agreement with our holders of Series A Preferred Stock.

        After September 1, 2014, or in connection with a change in control, the holders of our Series A Preferred Stock may require us to redeem any or all outstanding shares of Series A Preferred Stock at the liquidation preference of such redeemed Series A Preferred Stock including any applicable make-whole adjustment. We may not have sufficient liquidity to comply with the redemption right of our holders of Series A Preferred Stock at that time if such right is exercised. Alternatively, if we are able to comply with the redemption right of the holders of our Series A Preferred Stock, we may have insufficient remaining liquidity to conduct our business, which would materially adversely affect our business, liquidity, and financial condition.

        In addition, pursuant to the Registration Rights Agreement between us and the holders of our Series A Preferred Stock, a Registration Default occurs if a registration statement does not become effective or ceases to be available to the holders of our Series A Preferred Stock in accordance with the requirements of the Registration Rights Agreement. In the event of a Registration Default, we shall pay the holders of the Series A Preferred Stock 2.00 percent per annum of the original liquidation preference of the Series A Preferred Stock, accruing from the date of the Registration Default until the Registration Default is cured.

We are dependent upon key management, technical personnel and advisors, and loss of our key personnel and advisors could have a material adverse effect on our business and results of operations.

        The loss of the services of one or more key employees or consultants could have a material adverse effect on us. Our success also depends on our ability to attract and retain additional highly qualified management and technical personnel. We face intense competition for qualified personnel, any of whom often receive competing employment offers. We cannot assure you that we will continue to be able to attract and retain such personnel. Loss of key personnel would materially impact our ability to meet our financial and operational objectives and could have a material adverse effect on our business and our results of operations.

Circumstances associated with our integration of acquisitions may adversely affect our operating results.

        An element of our growth strategy has been and in the future may be the pursuit of acquisitions of other businesses that expand or complement our existing products and distribution channels. Integrating businesses, however, involves a number of special risks, including: the possibility that management attention may be diverted from regular business concerns by the need to integrate operations; unforeseen costs, difficulties and liabilities in integrating our and the acquired company's employees, operations and systems; accounting, regulatory, or compliance issues that could arise in connection with, or as a result of, the acquisition of the acquired company; challenges in retaining our customers or the customers of the acquired company following the acquisition; the difficulty of incorporating acquired technology and rights into our products and services; and impairment charges if our acquisitions are not successful due to these risks.

        In addition, we may incur debt to finance future acquisitions and may issue securities in connection with future acquisitions, which may dilute the holdings of our current and future stockholders. If we are unable to successfully complete and integrate strategic acquisitions in a timely manner, our business, financial condition or operating results may be adversely affected.

Our operating results may fluctuate.

        In our experience, our results of operations may fluctuate significantly from period to period. Adverse fluctuations due to these factors may adversely affect our level of revenues and profitability, results of operations, financial condition, and future growth prospects in the short and long term: the introduction of new product lines and increased penetration in existing applications; achievement of research and development milestones; the amount and timing of expenditures and the receipt and recognition of license fees; and timing of the receipt of orders and product shipments, absence of a backlog of orders, and the rate of product returns.

Factors may make the market price of our stock highly volatile.

        The market price of our Common Stock could fluctuate substantially in the future. Investors may be unable to resell our Common Stock at or above their purchase price. This volatility may subject our stock price to material fluctuations due to the factors discussed in this "Risk Factors" section, and other factors including market reaction to acquisitions and trends in sales, marketing, and research and development; rumors or dissemination of false information; changes in coverage or earnings estimates by analysts; our ability to meet analysts' or market expectations; and sales of Common Stock by existing stockholders.

        As previously reported, as of September 1, 2009, OEP owns all of our outstanding Series A Preferred Stock. Since September 1, 2010, OEP may convert the Series A Preferred Stock into our Common Stock and, subject to the registration requirements of the federal securities laws, dispose of such stock, which could result in a decrease of the market price of our Common Stock, particularly if such dispositions are made in the open market and are substantial.

Risks Related to Our Common Stock

Factors may make the market price of our stock highly volatile.

        The market price of our Common Stock could fluctuate substantially in the future. Investors may be unable to resell our Common Stock at or above their purchase price. This volatility may subject our stock price to material fluctuations due to the factors discussed in this "Risk Factors" section, and other factors including market reaction to acquisitions and trends in sales, marketing, and research and development; rumors or dissemination of false information; changes in coverage or earnings estimates by analysts; our ability to meet analysts' or market expectations; and sales of Common Stock by existing stockholders.

        As previously reported, as of September 1, 2009, OEP owns all of our outstanding Series A Preferred Stock. Since September 1, 2010, OEP may convert the Series A Preferred Stock into our Common Stock and, subject to the registration requirements of the federal securities laws, dispose of such stock, which could result in a decrease of the market price of our Common Stock, particularly if such dispositions are made in the open market and are substantial. The Common Stock registered in this offering will be freely tradable upon OEP's conversion of the Series A Preferred Stock into our Common Stock. The sale of a significant amount of Common Stock registered in this offering at any given time could cause the trading price of our Common Stock to decline and be highly volatile.

Future issuances or other dilution of our equity securities, or sales of our securities by stockholders in the public market, may cause the price of our Common Stock to decline or impair our ability to raise capital in the equity markets.

        In the future, we may issue additional shares of our common or preferred stock in public or private offerings. Shares of our Common Stock are available for future sales pursuant to stock options and restricted stock that we have granted to certain employees, directors and consultants, and in the future we may grant additional stock options and/or restricted stock to our employees, directors and consultants. We are not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any substantially similar securities.

        In addition, the 75,000 shares of Series A Preferred Stock that we have issued to OEP are convertible into 5,805,921 shares of Common Stock, and OEP is entitled to receive dividends of additional shares of Series A Preferred Stock pursuant to the Certificate of Designations of the Series A Preferred Stock, which will cause significant dilution to current stockholders.

        Such issuances of our Common Stock or preferred stock could dilute the voting power and ownership interest of our current common stockholders and adversely affect the market price of our Common Stock. Furthermore, the sale of a substantial amount of Common Stock shares by OEP or other stockholders in the market during or after the resale transactions described in this prospectus and any related prospectus supplement, or the perception that such sales could occur, may cause prevailing market prices for our Common Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at a time and price favorable to us.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," and other reports, documents and materials we will file with the SEC contain, or will contain, disclosures that are forward-looking statements. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

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  our belief that the products we develop, produce, market and sell through our Sports Medicine business unit represent a substantial advancement in arthroscopic surgery because our technologies minimize collateral tissue damage to reduce patient pain and speed recovery time;

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  our expectation that the Opus Collection products in our Sports Medicine business unit may reduce costs and procedure time, and broaden the patient base eligible for arthroscopic treatment;

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  our estimates of the size of the existing market for our products and our expectation that our strategic growth markets will develop into key markets for our products in the future;

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  our expectation that ongoing clinical studies may indicate that minimally invasive disc decompression is an alternative to current forms of standard care for certain indications associated with herniated discs;

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  our expectation that we will continue to explore and develop the plasma physics underlying our Coblation technology and evaluate the use of our technology in new fields of treatment;

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  our belief that our existing operations will provide adequate capacity for our manufacturing needs at least through 2010;

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  our expectation that a disruption to our supply sources and an inability to develop alternative sources for such supply would result in a material disruption of our ability to sell certain products for an extended time period and could adversely affect our operations;

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  our belief that our patents are directed at, among other things, the core technology used in our soft-tissue surgery systems, including both multi-electrode and single electrode configurations of our disposable devices, as well as the use of Coblation technology in many different surgical procedures;

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  our belief that our issued patents are directed at many of the core features of our acquired technologies from Opus, Atlantech, Parallax and ATI;

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  our expectation that if coverage or payment policies of third-party payors are revised in light of increased efforts to control healthcare spending or otherwise, the amount we may charge or the demand for our products may decrease;

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  our expectation that even though a new medical device may have been approved for commercial distribution, we may find limited demand for the device until reimbursement approval has been obtained from governmental and private third-party payors;

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  our belief that in the United States, healthcare reform legislation proposals will most likely remain focused on reducing the cost of healthcare and that efforts by private payors to contain costs through managed care and other methods will continue in the future as efforts to reform the healthcare system continue;

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  our belief that we are well-positioned to respond to changes resulting from the worldwide trend toward cost-containment due to our manufacturing efficiencies and cost controls;

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  our expectation that the repatriation of certain earnings of our foreign operations may result in substantial U.S. tax cost;

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  our expectation that we may require increased product liability coverage as our products are successfully commercialized in additional applications;

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  our belief that a successful product liability claim or series of claims brought against us in excess of our insurance coverage could have a material adverse effect on our business, financial condition, results of operations and our ability to attract and retain customers for our products;

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  our belief that management's continuing evaluation and work to enhance our internal control over financial reporting will require the dedication of additional resources and management time and expense;

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  our belief that if we are not able to remain current in our filings with the SEC, we will face adverse consequences and restrictions;

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  our expectation that the Review and resulting SEC and DOJ investigations will likely continue to divert our management's time and attention and cause us to incur substantial costs and expenses;

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  our expectation that our ability to generate revenue will be harmed if we fail to obtain or maintain regulatory approval in any foreign country in which we plan to market our products;

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  our intention to seek international reimbursement approvals;

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  our belief that we must continue to penetrate the market in other orthopedic procedures, expand physicians' education with respect to Coblation technology, and continue working on new product development efforts in order to achieve increasing disposable device sales over time;

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  our expectation that our future financial performance will depend in part on our ability to develop and manufacture new products in a cost-effective manner, to introduce these products to the market on a timely basis, and to achieve market acceptance of these products;

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  our belief that we will need to continue to improve our financial and managerial controls, reporting systems and procedures as we continue to grow and expand our business, and our intention to continue to invest in new technology, make other capital expenditures, develop management and operating systems, and, where appropriate, hire, train, supervise and manage employees with expertise to handle these particular demands;

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  our expectation that international revenue will remain a significant percentage of total revenue and our belief that we must continue to expand our international sales activities to be successful;

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  our expectation that future international revenues and costs will be denominated in foreign currencies;

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  our expectation that our international sales growth will be limited if we are unable to establish appropriate foreign operations, expand international sales channel management and support organizations, hire additional personnel, develop relationships with international sales representatives, and establish relationships with additional distributors;

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  our expectation that we will require a significant amount of cash to fund our working capital needs and planned expenditures and that our ability to meet these needs will depend on our ability to generate cash from operations and effectively manage our cash balances;

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  our belief that our facilities in the United States and those leased in various countries around the world for sales, marketing and administrative purposes are in good condition, well maintained, suitable and adequate to carry on our business;

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  our belief that if one or more of the material legal proceedings in which we are involved is determined against us, it could have a material adverse effect on our earnings, liquidity and financial condition and our expectation that we will incur legal defense costs in relation to those proceedings;

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  our expectation that we will not pay cash dividends on our Common Stock in the foreseeable future;

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  our belief that the average growth rates utilized in our discounted cash flow models for the Sports Medicine and ENT reporting units are reasonable estimates of future performance;

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  our expectation that our cash flows from operations together with cash on hand will be sufficient to satisfy our short-term and, excluding the uncertainty related to the ongoing litigation and investigations to which we are a party, long-term normal operating liquidity requirements;

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  our belief that the assumptions and estimates used in our cash flow forecasts to evaluate the potential impairment of goodwill are appropriate based on the information available to management;

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  our expectation that the effect of the Company's adoption of the revised Financial Accounting Standards Board ("FASB") guidance regarding business combinations will depend on the nature and significance of business combinations occurring after the effective date;

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  our expectation that the amended FASB revenue recognition guidance, which for the Company is effective for all new or materially modified arrangements entered into on or after January 1, 2011, will not have a material impact on the consolidated financial statements;

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  our expectation that we will experience variations in our results of operations and financial condition to the extent that the exchange rates for foreign currencies fluctuate against the U.S. dollar;

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  our intention to use those proceeds from the issuance of our Series A Preferred Stock to OEP, after repayment of debt and payment of fees and expenses, to fund our general business requirements in combination with cash from operations;

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  our belief that our tax expense was, and will continue to be, significantly reduced due to a tax holiday for our Costa Rica manufacturing operations in which we are not subject to Costa Rican income tax until January 2016; and

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  descriptions of assumptions underlying or relating to any of the foregoing matters and any other statements contained in this report that are or may be forward-looking statements.

        These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on us. Given these uncertainties, we caution you not to place undue reliance on such forward-looking statements.

        All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these statements in light of new information or future events.

USE OF PROCEEDS

        We are registering these shares pursuant to the registration rights granted to certain selling stockholders in connection with the issuance of our Series A Preferred Stock. We will not receive any proceeds from the resale of our Common Stock under this offering.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material rights of our capital stock and related provisions of our certificate of incorporation and bylaws to be effective after the completion of this offering. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation, bylaws, certificate of designation and registration rights agreement, which we have included as exhibits to the registration statement of which this prospectus is a part.

        After completion of the resale transactions described in this prospectus and any related prospectus supplement, our authorized capital stock will consist of 75,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Immediately following the completion of the resale transactions described in this prospectus and any related prospectus supplement, assuming no exercises of any outstanding stock options and excluding unvested restricted stock awards, an aggregate of 32,858,772 shares of Common Stock will be issued and outstanding and no shares of Series A Preferred Stock will be issued and outstanding. However, the selling stockholders may offer, sell, transfer or otherwise dispose of the Common Stock covered by this prospectus from time to time and also may choose to continue to hold shares of Series A Preferred Stock after the date of this prospectus or, after September 1, 2010, convert shares of Series A Preferred Stock into shares of Common Stock.

Common Stock

        Upon completion of the resale transactions described in this offering prospectus and any related prospectus supplement, assuming no exercises of any outstanding stock options and excluding unvested restricted stock awards, there will be 32,858,772 shares of Common Stock outstanding, consisting of:

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  27,052,851 shares of Common Stock outstanding as of November 30, 2010, and

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  5,805,921 shares of Common Stock issued upon conversion of all outstanding shares of our Series A Preferred Stock.

        As of November 30, 2010, we had approximately 200 record holders of our Common Stock.

  Voting Rights

        The holders of our Common Stock are entitled to one vote per share on any matter to be voted upon by stockholders. The holders of Common Stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

  Dividends

        The holders of our Common Stock are entitled to dividends as our Board of Directors may declare from time to time from legally available funds, subject to limitations under Delaware law and the preferential rights of the holders of any outstanding shares of preferred stock, including the Series A Preferred Stock.

  Liquidation

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights granted to the holders of any outstanding shares of preferred stock, including the Series A Preferred Stock.

  No Preemptive or Similar Rights

        Our Common Stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our Common Stock.

  Fully Paid and Non-assessable

        All of the outstanding shares of Common Stock are, and the shares offered by us in this offering will be, fully paid and non-assessable.

Preferred Stock

        Following this offering, our Board of Directors will be authorized, without any further action by our stockholders, but subject to the limitations imposed by the Delaware General Corporation Law, to issue up to 4,925,000 shares of preferred stock in one or more classes or series. Our Board of Directors may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or rights that could adversely affect the voting power or other rights of holders of our Common Stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company.

Series A Preferred Stock

  Dividends

        Cumulative dividends on the Series A Preferred Stock are payable-in-kind on a quarterly basis at the rate per annum of 3.00 percent of the liquidation preference of $1,000 per share (the "Liquidation Preference") over a five year period started on September 1, 2009.

  Subordination

        The Series A Preferred Stock is subordinate and ranks junior in right of payment to all indebtedness of the Company.

  Conversion

        The holders of the Series A Preferred Stock may convert their shares of Series A Preferred Stock at any time, in whole or in part, into shares of Common Stock at the Conversion Rate which represents an initial conversion price of $15.00 per share of Common Stock. If a conversion occurs prior to the expiration of the Dividend Duration Period, the number of shares of Common Stock received shall be increased pursuant to the Make-Whole Adjustment.

        The Company may, at any time after the first anniversary of the initial issuance of the Series A Preferred Stock, cause an automatic conversion of all outstanding shares of Series A Preferred Stock upon no less than 10 days prior notice if at the time of such notice and at the time of the related conversion (a) the closing sales price of the Common Stock equals or exceeds $35.00 per share (subject to adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) for the prior 20 consecutive trading days and (b) the Company is current on its reporting requirements under the Exchange Act, and has an effective resale registration statement and related prospectus that permits the Common Stock issued upon such automatic conversion to be immediately resold thereunder and the current investigations of the Company by the DOJ have been terminated, settled or finally adjudicated.

        No conversion of Series A Preferred Stock will be permitted to the extent that any holder of Series A Preferred Stock would individually hold in excess of 19.99 percent of the Company's voting power after the proposed conversion, or to the extent that the holders of Series A Preferred Stock would hold in excess of 17.80 percent of the Company's voting power in the aggregate, in each case solely attributable to their holdings of Series A Preferred Stock and any Common Stock received upon conversion thereof (such limitations collectively, the "Conversion Cap"). Shares of Series A Preferred Stock not convertible as a result of the Conversion Cap shall remain outstanding and shall become convertible to the extent the Conversion Cap no longer applies.

  Redemption Rights

        At any time after five years from the date the Company first issues Series A Preferred Stock, or in connection with a change in control, holders may require the Company to redeem any or all outstanding shares of Series A Preferred Stock at the Liquidation Preference of such redeemed Series A Preferred Stock including any applicable Make-Whole Adjustment.

  Anti-Dilution Adjustments

        The Conversion Rate is subject to customary anti-dilution adjustments, subject to standard exceptions (such as issuances made under the Company's incentive plans).

  Voting Rights

        Holders of the Series A Preferred Stock will vote with the Common Stock on an as-converted basis, including any applicable Make-Whole Adjustment. However, no holder of the Series A Preferred Stock shall be permitted to vote more than an equivalent of 19.99 percent of the Company's outstanding voting securities solely attributable to its ownership of the Series A Preferred Stock and any Common Stock received upon conversion thereof.

        Holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate class, must approve any amendment to the Company's articles of incorporation or bylaws that would adversely affect the rights of the holders of the Series A Preferred Stock. If a stockholder vote is required to approve a conversion or voting of shares of Series A Preferred Stock in excess of the Conversion Cap, holders of Series A Preferred Stock and Common Stock received upon conversion thereof are not entitled to participate in the vote. Additionally, as long as OEP owns shares of Series A Preferred Stock representing at least 15 percent of the Company's voting stock, it will be entitled to appoint two directors. Accordingly, the Purchase Agreement contemplates that Chris Ahrens and Greg Belinfanti, both Partners of OEP, will join the Board effective upon consummation of the Equity Financing. OEP, however, will only be entitled to appoint one director once the shares of Series A Preferred Stock owned by OEP represents less than 15 percent but at least 5 percent of the Company's voting stock, and at such time OEP owns Series A Preferred Stock representing less than 5 percent of the voting stock of the Company, its entitlement to be represented on the Board will terminate, subject to the right of OEP to nominate directors pursuant to the terms of the Securities Purchase Agreement.

        At any time that OEP is not entitled to appoint directors to our Board of Directors pursuant to the Certificate of Designations but continue to beneficially own shares of Series A Preferred Stock or Common Stock representing five percent or more of the Company's voting stock, OEP will be entitled to nominate, as part of the slate of nominees recommended by the Board (and the Company will use its reasonable best efforts to have such nominees elected as members of the Board), (i) two individuals (in the event OEP continues to own shares of Series A Preferred Stock or Common Stock representing 15 percent or more of the Company's voting stock) to serve on the Board for a period of one year from the date of the execution of the Purchase Agreement and thereafter until the date on which OEP ceases to own shares of Series A Preferred Stock or Common Stock representing at least 15 percent of the Company's voting stock or (ii) one individual (in the event OEP owns shares of Series A Preferred Stock or Common Stock representing less than 15 percent of the Company's voting stock but at least 5 percent of the Company's voting stock) to serve on the Board of Directors until the date on which OEP ceases to own at least five percent of the Company's voting stock.

        In connection with the election or removal of directors, OEP will vote (a) in favor of any nominee or director recommended by the Company's Nominating and Corporate Governance Committee and (b) against the removal of any director recommended by the Company's Nominating and Corporate Governance Committee. OEP may otherwise vote in its sole discretion on any other shareholder vote matter.

  Registration Rights

        Pursuant to the Registration Rights Agreement entered into on September 1, 2009 between the Company and the holders of our Series A Preferred Stock, the Company agreed to file a registration statement on Form S-1 prior to September 1, 2010, to register the resale of the Common Stock underlying the Series A Preferred Stock ("Registrable Securities"). The Company also agreed to file a registration statement on Form S-3 covering the resale of all Registrable Securities not already covered by an existing and effective registration statement for an offering to be made on a continuous basis pursuant to Rule 415 within 30 days of becoming eligible to do so. The Company agreed to use its best efforts to ensure that all Registrable Securities are covered by an effective registration statement until the Registrable Securities are sold or become freely tradable.

        The Company may suspend the effectiveness of any registration statement up to an aggregate of 75 days in any twelve-month period if the Board of Directors of the Company determines that the occurrence or existence of any pending material corporate development makes such suspension appropriate because it would be materially detrimental to the Company for the registration to proceed at such time.

        If a registration statement is not timely filed or does not become effective in accordance with the requirements of the Registration Rights Agreement, a Registration Default, then the Company shall pay the holders of the Series A Preferred Stock a special cash payment equal to 2.00 percent per annum of the original liquidation preference of the Series A Preferred Stock, accruing from the date of the Registration Default until the Registration Default is cured.

        The Company also agreed to provide certain piggy-back registration rights to the holders of the Registrable Securities. In the event the Company files a registration statement relating to the sale of its equity securities, the holders of the Registrable Securities may elect to include in the registration statement all or any part of such Registrable Securities such holder requests to be registered for resale, subject to customary cutbacks.

        All fees and expenses incurred by the Company in filing the registration statements shall be paid by the Company including all registration and filing fees, printing expenses, legal expense, fees of all others retained by the Company, certain fees of the holders of the Registrable Securities and all internal expenses incurred in connection with the filing of the above registration statements.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

  Authorized but Unissued or Undesignated Capital Stock

        After completion of the resale transactions described in this prospectus and any related prospectus supplement, our authorized capital stock will consist of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock and an aggregate of 32,858,772 shares of Common Stock will be issued and outstanding and no shares of Series A Preferred Stock will be issued and outstanding. However, the selling stockholders or the Company, as appropriate, may choose to convert such Series A Preferred Stock to Common Stock from time to time, in accordance with the limitations as set forth in the Certificate of Designations, or the selling stockholders or the Company may choose not to convert and the selling stockholder may choose to continue to hold the Series A Preferred Stock after the date of this prospectus. Our Board of Directors will have the ability to issue, without further action by our stockholders, up to 4,925,000 shares of preferred stock in one or more classes and in one or more transactions. In this regard, our certificate of incorporation grants our Board of Directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the authority of our Board of Directors described above could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of our company.

  Special Meetings of Stockholders

        Our bylaws provide that special meetings of our stockholders may be called only by our chief executive officer, a majority of our Board of Directors or by the holders of a majority of our issued and outstanding shares of capital stock entitled to vote at such meeting. As a result, stockholders must rely on management or the holders of a majority of our capital stock to call a special meeting or wait until the next annual meeting to hold a vote on extraordinary matters like a significant transaction.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws provide that stockholders seeking to bring business before a meeting of stockholders or to nominate candidates for election as directors must provide timely notice of their proposal in writing. To be timely, a stockholders' notice must be delivered to the principal executive office of ArthroCare not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year's annual meeting. Our bylaws also specify requirements as to the form and content of a stockholders'

notice. These provisions may preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

  Removal of Directors; Vacancies

        Our bylaws provide that directors may be removed, with or without cause, by the affirmative vote of holders of at least a majority of the shares of stock entitled to vote generally in the election of directors. Our bylaws also provide that any vacancies on our Board of Directors and newly created directorships will be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, provided that pursuant to the Securities Purchase Agreement, OEP shall have the right to appoint or nominate ,as applicable, another individual to be elected to fill any vacancy in the event such vacancy results from the death, disability, retirement, resignation or removal of any Board member appointed or nominated by OEP.

  No Cumulative Voting

        Our certificate of incorporation does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our Common Stock to elect any directors to our board.

  Limitations on Liability of Directors

        Delaware law authorizes corporations to limit the personal liability of directors to corporations and stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

  Indemnification of Directors and Officers

        Subject to certain limitations, our bylaws provide that our directors and officers shall be indemnified and further provide for the advancement to them of expenses incurred in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by Delaware law. We are also expressly authorized to purchase and maintain directors' and officers' insurance providing further protection for our directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

  Amendments to our Bylaws

        Our certificate of incorporation grants our Board of Directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

Listing

        Our Common Stock is listed on the NASDAQ Global Market under the symbol "ARTC."

Transfer Agent and Registrar

        The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust Company.

SELLING STOCKHOLDERS

        We are registering for OEP the 5,805,921 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock plus the Make Whole Adjustment. On September 1, 2009, Gregory Belinfanti and Christian Ahrens, both Partners of OEP, were appointed to our Board of Directors by the holders of the Series A Preferred Stock. As of the date of this prospectus, assuming conversion of the Series A Preferred Stock to our Common Stock, including the Make-Whole Adjustment but excluding outstanding options and warrants held by other parties, OEP would hold shares representing an ownership interest of approximately 5,805,921 shares of our Common Stock, or 17.7 percent of our voting stock. Pursuant to this prospectus, OEP may from time to time offer and sell any or all of the 5,805,921 shares of the Common Stock underlying the shares of Series A Preferred Stock they hold, and they will no longer own any shares of Common Stock upon completion of the resale transactions described in this prospectus and any related prospectus supplement, should they choose to sell all of the Common Stock issued upon any conversion of the Series A Preferred Stock they hold. When we refer to the "selling stockholders" in this prospectus, we mean OEP, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders' interests in shares of our Common Stock or Series A Preferred Stock other than through a public sale.

        Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

        The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or Series A Preferred Stock (together, the "Shares") or interests in Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. The Company's Common Stock is currently traded on the NASDAQ Global Market. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices, except to the extent limited by Rule 415(a)(4) promulgated under the Securities Act. The selling stockholders may use one or more of the following methods when disposing of the Shares or interests therein:

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  through collared hedging transactions, whether through an options exchange or otherwise;

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  broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per share;

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  a combination of any such methods of disposition; and

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  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 Shares, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

        The selling stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of Shares or interests in Shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions, in each case in collared hedging transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        The Company has advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the Shares. The foregoing may affect the marketability of the Shares.

        The Company is required to pay all fees and expenses incident to the registration of the Shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

        The Company has agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus (i) have been disposed of pursuant to and in accordance with the registration statement or in compliance with Rule 144 promulgated under the Securities Act or (ii) are eligible to be sold by the holder thereof without any volume or manner of sale restrictions pursuant to Rule 144 promulgated under the Securities Act, bear no legend restricting the transfer thereof and bear an unrestricted CUSIP number (if held in global form).

LEGAL MATTERS

        The validity of the Common Stock offered hereby will be passed upon for us by Latham & Watkins LLP, Washington, DC. If the offered securities are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of our reports and other information may be examined without charge and copies may be obtained upon payment of prescribed fees at the public reference facilities maintained by the SEC at SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically free of charge and as soon as reasonably practicable after electronically filing with the SEC by means of the SEC's Web site on the internet (http://www.sec.gov). We also make available on our website, http://www.arthrocare.com, free of charge and as soon as reasonably practicable after electronically filing with the SEC, our annual, quarterly and current reports, proxy statements and other information filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the information that we file later with the SEC may update and supersede the information we incorporated by reference. We incorporate by reference the documents listed below (other than information in such documents that is deemed not to be filed):

  •
  Our Annual Report on Form 10-K, filed March 15, 2010;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed May 5, 2010;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed August 3, 2010;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed November 1, 2010;

  •
  Our proxy statement on Schedule 14A, filed March 23, 2010;

  •
  Additional proxy soliciting material on Schedule 14A, filed May 4, 2010;

  •
  Description of our Common Stock included in Registration Statement on Form 8-A of ArthroCare Corporation, filed January 19, 2010; and

  •
  Our current reports on Form 8-K filed January 11, 2010, January 19, 2010, May 13, 2010, August 3, 2010.

        Also incorporated by reference into this prospectus supplement and the accompanying prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (1) after the date of filing of this registration statement, and (2) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be "filed" for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Corporate Secretary, ArthroCare Corporation, 7500 Rialto Boulevard, Building Two, Suite 100, Austin, Texas 78735 ((512) 391-3900).

        You should rely only on the information contained in this prospectus or on information to which we have referred you. We have not authorized anyone else to provide you with any information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by us in connection with the sale of the Common Stock being registered. All of the amounts shown are estimated except the SEC registration fee. None of these expenses will be borne by the selling stockholders.

SEC registration fee	$11,078	*
Printing and engraving expenses	3,000
Legal fees and expenses	30,000
Accounting fees and expenses	15,000
Blue Sky fees and expenses	2,000
Transfer agent and registrar fees	1,000
Miscellaneous fees and expenses	2,000

Total	$64,078

*
Previously paid.

Item 14.    Indemnification of Directors and Officers.

        ArthroCare Corporation is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may in its certificate of incorporation or an amendment thereto eliminate or limit the personal liability of a director to a corporation or its stockholders for monetary damages for violations of the director's fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify and advance expenses to our directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer or employee, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise.

        We currently have directors' and officers' liability insurance to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 15.    Recent Sales of Unregistered Securities.

        The following is a summary of our sales of securities during the past three years that were not registered under the Securities Act:

        On September 1, 2009, the Company issued and sold to an affiliate of OEP 75,000 shares of the Company's Series A Preferred Stock, for an aggregate purchase price of $75,000,000 (the "Equity Financing") pursuant to the Securities Purchase Agreement dated August 14, 2009 by and between the Company and an affiliate of OEP. The issuance and sale of the Series A Preferred Stock was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act. The Company did not engage in any general solicitation or advertising with regard to the issuance and sale of the Series A Preferred Stock and did not offer securities to the public in connection with this issuance and sale. The Company did not employ any underwriters in connection with the issuance and sale of the Series A Preferred Stock. The Series A Preferred Stock has the terms and preferences described herein and in Item 1.01 of the Company's Current Report on Form 8-K filed on August 17, 2009 with the SEC pursuant to the Certificate of Designations included as Exhibit 99.2 to the same Form 8-K.

Item 16.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

        See the Exhibit Index, which follows the signature pages and is incorporated herein by reference.

(b)
Financial Statement Schedules

        Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is incorporated by reference to the 2009 Form 10-K.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

        (5)   To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

        (6)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

        (7)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on December 6, 2010.

ArthroCare Corporation a Delaware Corporation
By:	/s/ DAVID FITZGERALD David Fitzgerald President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the 6th day of December, 2010.

Signature	Title

/s/ DAVID FITZGERALD David Fitzgerald	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ TODD NEWTON Todd Newton	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)
* James G. Foster	Director
* Peter L. Wilson	Director
* Tord B. Lendau	Director
* Barbara D. Boyan	Director
* Terrence E. Geremski	Director

Signature		Title

* Gregory A. Belinfanti		Director
* Christian P. Ahrens		Director
*By:	/s/ TODD NEWTON Todd Newton Attorney-in-fact December 6, 2010

Exhibit Index

Exhibit Number	Exhibit Description
4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form 8-A (Registration No. 000-27422)).
4.2
Certificate of Designations of Series A 3.00% Convertible Preferred Stock; Par Value $0.001 (incorporated herein by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed on August 17, 2009 and Exhibit 99.2 of the Company's Current Report on Form 8-K filed on August 2, 2010).
5.1*	Opinion of Latham & Watkins LLP
23.1**	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Latham & Watkins LLP (included in exhibit 5.1).
24.1*	Power of Attorney

*
Previously filed

**
Filed herewith